UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 3, 2012 (December 29, 2011)

PIONEER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Texas                1-8182                74-2088619
(State or other jurisdiction of incorporation)     (Commission File Number)    (IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000, San Antonio, Texas     78209
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (210) 828-7689

______________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On January 3, 2012, Pioneer Drilling Company, a Texas corporation (“Pioneer”) issued a press release announcing the consummation of the transactions contemplated by the Purchase Agreement (as defined below). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the related Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Item 8.01 Other Events.
On December 31, 2011, Pioneer acquired 100% of the issued and outstanding limited liability company interests (the “Membership Interests”) of Go-Coil, L.L.C., a Louisiana limited liability company (“Go-Coil”) pursuant to a Securities Purchase Agreement, dated December 29, 2011, (the “Purchase Agreement”), by and among Louis Richard, Jr., Tony Gounah, Curris Bouttee II, Joel N. Broussard and Matt Bernard (collectively, the “Sellers”) and Pioneer. Go-Coil is engaged in the business of providing coiled tubing services to exploration and production companies operating in the United States.
Pursuant to the terms of the Purchase Agreement, Pioneer purchased the Membership Interests for a purchase price of $110 million in cash, subject to certain closing adjustments. A portion of the purchase price (the “Holdback Amount”) was placed in escrow at closing to be applied towards satisfaction of post-closing adjustments to the purchase price and indemnification obligations of the Sellers. Any remaining portion of the Holdback Amount that is not subject to then pending claims will be paid to the Sellers based on their pro rata percentage ownership interest in Go-Coil.
Under the Purchase Agreement, the Sellers have agreed for a term of: (i) four years after the closing date for non-employee Sellers or (ii) the longer of four years after the closing date or two years after the end of employment for Sellers who will remain employed with Pioneer after the closing date, not to engage in a competing business or solicit employees or customers that were employees or customers of Go-Coil during the 6-month period prior to the closing date.
The Purchase Agreement includes customary representations, warranties and covenants of Pioneer and the Sellers. Subject to certain exceptions and other provisions, each party has agreed to indemnify the other for breaches of representations and warranties, breaches of covenants and certain other matters.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

99.1	Press release issued by Pioneer Drilling Company on January 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PIONEER DRILLING COMPANY

By: /s/ Wm. Stacy Locke
Wm. Stacy Locke
President and Chief Executive Officer

Dated: January 3, 2012

Exhibit Index
Exhibit No.     Document Description

99.1	Press release issued by Pioneer Drilling Company on January 3, 2012.